                                                                  EXHIBIT 10.35

                   ASSUMPTION, WAIVER AND AMENDMENT AGREEMENT

         THIS ASSUMPTION, WAIVER AND AMENDMENT AGREEMENT (this "AGREEMENT") is entered into as of February 27, 2004, by and among PMC CAPITAL, INC., a Florida corporation ("PMC"), PMC COMMERCIAL TRUST, a Texas real estate investment trust (the "COMPANY"), SECURITY LIFE OF DENVER INSURANCE COMPANY ("SLD") and ING USA ANNUITY AND LIFE INSURANCE COMPANY ("ING USA") (collectively, the "NOTEHOLDERS").

                                    RECITALS:

         A. PMC and SLD (in such capacity, the "1995 FLOATING RATE PURCHASER") entered into that certain Note Agreement dated as of April 19, 1995, as amended prior to the date hereof (as so amended, the "1995 FLOATING RATE NOTE AGREEMENT"), pursuant to which PMC issued and sold to the 1995 Floating Rate Purchaser $5,000,000 in aggregate principal amount of its Floating Rate Senior Promissory Notes due April 19, 2004 (the "1995 FLOATING RATE NOTES"). The 1995 Floating Rate Purchaser is the holder, directly or through its nominees, of 100% of the outstanding principal amount of the 1995 Floating Rate Notes.

         B. PMC and ING USA (or its predecessor) (in such capacity, the "7.44% PURCHASER") entered into those certain Note Agreements each dated as of July 19, 1999, as amended prior to the date hereof (as so amended, the "7.44% NOTE AGREEMENTS"), pursuant to which PMC issued and sold to the 7.44% Purchaser $10,000,000 in aggregate principal amount of its 7.44% Senior Promissory Notes due July 19, 2005 (the "7.44% NOTES"). The 7.44% Purchaser is the holder, directly or through their respective nominees, of 100% of the outstanding principal amount of the 7.44% Notes.

         C. PMC and SLD (in such capacity, the "2000 FLOATING RATE PURCHASER") entered into that certain Note Agreement dated as of July 19, 2000, as amended prior to the date hereof (as so amended, the "2000 FLOATING RATE NOTE AGREEMENT"), pursuant to which the PMC issued and sold to the 2000 Floating Rate Purchaser $10,000,000 in aggregate principal amount of its Floating Rate Senior Promissory Notes due July 19, 2004 (the "2000 FLOATING RATE NOTES"). The 2000 Floating Rate Purchaser is the holder, directly or through its nominees, of 100% of the outstanding principal amount of the 2000 Floating Rate Notes.

         D. PMC and SLD (in such capacity, the "2001 FLOATING RATE PURCHASER") entered into that certain Note Agreement dated as of July 19, 2001, as amended prior to the date hereof (as so amended, the "2001 FLOATING RATE NOTE AGREEMENT"; together with the 1995 Floating Rate Note Agreement, the 7.44% Note Agreements and the 2000 Floating Rate Note Agreement, collectively, the "NOTE AGREEMENTS" and, each, a "NOTE AGREEMENT"), pursuant to which the PMC issued and sold to the 2001 Floating Rate Purchaser $10,000,000 in aggregate principal amount of its Floating Rate Senior Promissory Notes due July 19, 2006 (the "2001 FLOATING RATE NOTES"; together with the 1995 Floating Rate Notes, the 7.44% Notes and the 2000 Floating Rate Notes, together with any promissory notes now or hereafter issued in replacement or substitution thereof in accordance with the Note Agreements, collectively, the "NOTES" and, each, a "NOTE" ). The 2001 Floating Rate Purchaser is the holder, directly or through its nominees, of 100% of the outstanding principal amount of the 2001 Floating Rate Notes.

         E. PMC and the Company have authorized the merger of PMC with and into the Company, with the Company being the surviving entity after giving effect to such merger (the "MERGER"). Pursuant to the plan of merger adopted by both PMC and the Company, and in accordance with applicable law, upon the effective date of the Merger (i) PMC will cease to exist as a separate legal entity, (ii) all of the rights, titles and interests of PMC in and to its licenses, assets, properties and franchises will be deemed transferred and assigned to the Company and the Company will be deemed to have acquired all such rights, titles and interests in and to such licenses, assets, properties and franchises automatically without any further action, and (iii) PMC will be deemed to have assigned and delegated to the Company, and the Company will be deemed to have assumed, all of the outstanding obligations of PMC, whether arising under contract or under law.

         F. The parties hereto desire to enter into this agreement to, among other things (i) provide for the express assumption by the Company of all of PMC's obligations under each of the Note Agreements and the related Notes and
(ii) amend and/or waive certain provisions of the Note Agreements and the Notes, only as expressly set forth herein.

         G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require.

         NOW, THEREFORE, in order to induce the Purchasers to grant their consent to the Merger, in consideration of the mutual premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. ASSUMPTION AGREEMENT. The Company has authorized its assumption of, and (subject to the satisfaction in full of the conditions precedent set forth in Section 5.1 hereof) hereby irrevocably assumes and agrees to be fully liable for, all of the obligations and undertakings of PMC, whether now existing or hereafter arising, provided for in the Note Agreements and the Notes, including, without limitation, all the covenants in the Note Agreements and the Notes and the obligation to duly and punctually pay the principal and interest, Yield-Maintenance Premium, if any, on the Notes in accordance with the terms of the Note Agreements and the Notes.

SECTION 2. CONSENT AND WAIVERS. Subject to the satisfaction in full of the conditions precedent set forth in Section 5.1 hereof, the Noteholders hereby grant the following consent and waivers:

         2.1. The Noteholders hereby (a) consent to the Merger and (b) waive the provisions of paragraph 5E that would otherwise require PMC to maintain its corporate existence and waive the provisions of paragraph 6C(4) that would otherwise prohibit the Merger, in each case to the extent and only to the extent to permit the Merger to be consummated, provided that (in the case of clause (a) and (b) above of this Section 2.1) each of the following conditions are met: (i) after giving effect to the Merger, the Company is the surviving entity, and the Company has expressly assumed all of the obligations of PMC and agreed to be bound by all of the covenants applicable to PMC under the Note Agreements and the Notes; (ii) the merger is consummated no later than March 31, 2004; and
(iii) the Merger is consummated in accordance with the terms of the plan of merger that has been furnished by PMC to the Noteholders, a copy of which is attached hereto as Exhibit A.

2.2. The Noteholders hereby waive any violation of the financial covenant in paragraph 6A(i) of the Note Agreements providing that the Company will not permit Net Loans Receivable at any time to be less than 150% of Senior Funded Debt of the Company and its Subsidiaries provided that (i) such waiver relates solely to the fiscal month ended December 31, 2003, and (ii) on the date that each of the conditions precedent in Section 5 have been satisfied (the "EFFECTIVE DATE") and after giving effect to the Merger, the Company will be in pro forma compliance with the financial covenant in paragraph 6A(i) of the Note Agreements.

SECTION 3. AMENDMENTS. Subject to the satisfaction in full of the conditions precedent set forth in Section 5.1 hereof, the parties hereto hereby agree that the Note Agreements, the Schedules to the Note Agreements and the Notes are hereby amended as follows:

         3.1. Each reference to the "Company" or to "PMC Capital, Inc." appearing in the Note Agreements and the Notes shall be deemed to refer to "PMC Commercial Trust, a Texas real estate investment trust".

         3.2. Schedule I (Outstanding Debt and Liens) to each of the Note Agreements is hereby deleted in its entirety and a new Schedule I is substituted in lieu thereof as set forth on Schedule I attached to this Agreement.

         3.3. Schedule II (Subsidiaries) to each of the Note Agreements is hereby deleted in its entirety and a new Schedule II is substituted in lieu thereof as set forth on Schedule II attached to this Agreement.

         3.4. Schedule III (Agreements Restricting Debt) to each of the Note Agreements is hereby deleted in its entirety and a new Schedule III is substituted in lieu thereof as set forth on Schedule III attached to this Agreement.

         3.5. Schedule IV (Agreements with Shareholders) to each of the Note Agreements is hereby deleted in its entirety and a new Schedule IV is substituted in lieu thereof as set forth on Schedule IV attached to this Agreement.

         3.6. Paragraph 5H of each of the Note Agreements is hereby deleted and a new paragraph 5H is substituted in lieu thereof to read in its entirety as follows:

                  "5H. BUSINESS OF THE COMPANY. The Company covenants that neither it nor any Subsidiary will engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries taken as a whole would be materially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement; provided, however that the Company may engage in the business of a real estate investment trust as conducted by the Company on the Amendment Effective Date, including the origination of loans to small businesses collateralized by first liens on the real estate of the related business, the origination of loans for commercial real estate collateralized by first liens on real estate and the ownership of commercial properties predominantly in the hospitality industry."

         3.7. Paragraph 6A of each of the Note Agreements is hereby amended by adding the following sentence immediately after the end of the first paragraph thereof to read in its entirety as follows:

                  "In addition to the foregoing covenants, the Company hereby covenants and agrees that it will not permit (a) the Company's consolidated Net Worth at any time to be less than the sum of (i) $145,000,000, plus (ii) 100% of the net proceeds from any Equity Issuances (defined below) by the Company after the Amendment Effective Date; (b) the Maximum Non-performing Loan Ratio (defined below) at any time to exceed 10%; and (c) the Maximum Charge-off Ratio (defined below) at any time to exceed 2%, to be determined for compliance reporting purposes as of the last day of each fiscal quarter.

                  As used herein, "EQUITY ISSUANCES" shall mean the issuance by the Company of any shares of any class of beneficial interests, stock, warrants, options or other equity interests, whether pursuant to a public offering or otherwise, but does not include (a) any present and future shares of beneficial interests, stock, options or warrants issued to employees or trust managers of the Company or (b) any present and future shares of beneficial interests, stock, options or warrants issued in respect of any dividend reinvestment plan established and maintained by the Company. As used herein, "MAXIMUM NON-PERFORMING LOAN RATIO" shall mean, as of any date of determination, the ratio expressed as a percentage equal to (a) the aggregate amount of all non-performing commercial mortgage loans (including delinquent loans) of the Company and its consolidated Subsidiaries as of such date, divided by (b) the Company's consolidated Net Worth as of such date. As used herein, the term "MAXIMUM CHARGE-OFF RATIO" shall mean, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the sum of the total amounts charged off by the Company and its consolidated Subsidiaries (less any such amounts subsequently recovered) for the four fiscal quarters then ended, and the denominator of which is the aggregate average principal balance of commercial mortgage loans of the Company and its consolidated Subsidiaries for the four fiscal quarters of the Company then ended.

         3.8. Paragraph 6B(b) of each of the Note Agreements is hereby deleted and a new paragraph 6B(b) is substituted in lieu thereof to read in its entirety as follows:

                  "(b) the aggregate amount of all Restricted Payments declared, paid or made on or after the Amendment Effective Date shall not exceed the sum of (A) $3,000,000 plus (B) 100% (or minus 100% in the case of any deficit or loss) of Net Taxable Income for the period (taken as one accounting period) commencing on April 1, 2004 and terminating at the end of the last fiscal quarter preceding the date of the Restricted Payment in question."

         3.9. Paragraph 6C(2) of each of the Note Agreements is hereby amended by deleting the proviso appearing immediately after clause (vi) in said paragraph and substituting in lieu thereof the following proviso to read in its entirety as follows:

                  provided always, however, that the Company shall not permit
                  (A) the aggregate amount of Secured Funded Debt of the Company and its Subsidiaries at any time outstanding, determined on a consolidated basis (except as otherwise provided in the proviso to clause (iii) of paragraph 6C(1)), to exceed an amount equal to (x) 25% of Consolidated Shareholders' Equity at such time, or (y) if at any time the Minimum Asset Coverage Ratio (defined below) equals or exceeds 1.50 to 1.00, 35% of Consolidated Shareholders' Equity at such time; (B) the aggregate amount of Senior Funded Debt of the Company and its Subsidiaries at any time outstanding, determined on a consolidated basis, to exceed 200% of Consolidated Shareholders' Equity at such time; or (C) the aggregate amount of Funded Debt of the Company and its Subsidiaries at any time outstanding, determined on a consolidated basis, to exceed 300% of Consolidated Shareholders' Equity at such time; and provided further, that, for purposes of clause (A) of this proviso, Funded Debt (other than SBA Debentures) of a Subsidiary that is not a Wholly-Owned Subsidiary shall, to the extent such Funded Debt is attributable to minority interests, be deemed to be Secured Funded Debt; and provided further that, for purposes of clauses (B) and (C) of this proviso, Funded Debt shall be deemed to include Base Current Debt for the period of 365 consecutive days ending on the date of determination of Funded Debt. As used herein, the term "MINIMUM ASSET COVERAGE RATIO" means, as of any date of determination, the ratio of unencumbered assets of the Company and its consolidated subsidiaries to unsecured Senior Funded Debt.

         3.10. Paragraph 6C(5) of each of the Note Agreements is hereby amended by deleting clause (iv) thereof in its entirety and substituting in lieu thereof the following new clause (iv) to read in its entirety as follows:

                  (iv) the aggregate book value (as valued on the books of the Company or its Subsidiary, as applicable, immediately prior to sale) of all such loans and accounts receivable sold by the Company and its Subsidiaries shall not at any time exceed (x) $370,000,000 prior to the repayment in full, satisfaction and discharge by the Company of all of its obligations under the 2001 Floating Rate Note Agreement and the 2001 Floating Rate Notes (as such terms are defined in the Assumption, Waiver and Amendment Agreement), and (y) $500,000,000 after the repayment in full, satisfaction and discharge by the Company of all of its obligations under the 2001 Floating Rate Note Agreement and the 2001 Floating Rate Notes (as such terms are defined in the Assumption, Waiver and Amendment Agreement).

         3.11. Paragraph 8A of each of the Note Agreements is hereby deleted and a new paragraph 8A is substituted in lieu thereof to read in its entirety as follows:

                  "8A. ORGANIZATION; AUTHORIZATION. The Company is a real estate investment trust duly organized and validly existing under the laws of the State of Texas; each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is identified on
                  Schedule II attached hereto; the Company is and each Subsidiary is duly qualified as a foreign corporation or organization and in good standing in each jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary; and the Company has and each Subsidiary has the corporate, partnership, trust or limited liability company power to own its respective property and to carry on its respective business as now being conducted. The Company has all requisite trust power and authority to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and thereunder. This Agreement and the Notes will be duly authorized by all requisite trust action and duly executed and delivered by authorized officers of the Company, and this Agreement constitutes and the Notes will each constitute, a valid obligation of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms. The Company has no Majority Subsidiaries except its Subsidiaries.

         3.12 (a) Paragraph 8G of each of the Note Agreements is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following to read in its entirety as follows:

                  "Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any organizational document, charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition."

                (b) Paragraph 8G of each of the Note Agreements is hereby further amended by deleting the reference to "charter or by-laws" appearing in the second sentence of Paragraph 8G and substituting in lieu thereof "organizational documents".

         3.13. Paragraph 8M of each of the Note Agreements is hereby amended by deleting the last sentence thereof in its entirety and substituting in lieu thereof the following to read in its entirety as follows:

                  "The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, a company required to be registered as an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended."

         3.14 Paragraph 10 of each of the Note Agreements is hereby amended by deleting the definition of "Net Investment Company Taxable Income." In addition, the reference to "Net Investment Company Taxable Income" in paragraph 5A(v) of the Agreement shall be deemed to refer to "Net Taxable Income."

         3.15 Paragraph 10 of each of the Note Agreements is hereby further amended by adding the following new definitions in alphabetical order to read in their entirety as follows:

                  "Amendment Effective Date" shall mean the Effective Date as defined in the Assumption, Waiver and Amendment Agreement.

                  "Assumption, Waiver and Amendment Agreement" shall mean that certain Assumption, Waiver and Amendment Agreement dated as of February 27, 2004 by and among PMC Capital, Inc., a Florida corporation, PMC Commercial Trust, a Texas real estate investment trust, Security Life of Denver Insurance Company and ING USA Annuity and Life Insurance Company.

                  "Net Taxable Income" for any period shall mean Consolidated Net Earnings for such period, adjusted for differences in timing of recognition of items of income or expense between generally accepted accounting principles and tax accounting principles, plus, to the extent deducted in computing the foregoing, current and deferred taxes on income.

                  "Net Worth" means, for any Person, total beneficiaries' or stockholders' equity, as applicable, as determined in accordance with generally accepted accounting principles consistently applied."

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         4.1. To induce the Noteholders to execute and deliver this Agreement (which representations shall survive the execution and delivery of this Agreement), the Company represents and warrants to the Noteholders that (and agrees that any material breach of any such representation or warranty shall be deemed an Event of Default under the Note Agreements):

                  (a) this Agreement has been duly authorized, executed, and delivered by it and this Agreement constitutes the legal, valid, and binding obligation, contract, and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Note Agreements and the Notes, as heretofore amended and as amended by this Agreement, constitute the legal, valid, and binding obligations, contracts, and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery, and performance by the Company of this Agreement (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not
(A) violate (1) any provision of law, statute, rule, or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation, or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement, or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement, or other instrument referred to in clause (iii)(A)(3) of this Section 4.1(c);

                  (d) as of the date hereof and after giving effect to this Agreement and the consummation of the Merger, no Default or Event of Default has occurred that is continuing;

                  (e) each of the representations and warranties made by the Company in the Note Agreements is true and correct as of the date of this Agreement and after giving effect to the Merger, except as such representations and warranties may expressly refer to a prior date (and in such case, such representations and warranties are true and correct as of such prior date). After giving effect to the Merger, all of the Subsidiaries of PMC existing immediately prior to the date of the Merger will become Subsidiaries of the Company pursuant to the terms of the applicable merger documents and applicable law;

                  (f) this Agreement and the documents, certificates, and other writings delivered to the Noteholders by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein and therein not misleading in light of the circumstances under which they were made; and

                  (g) on the Effective Date and after giving effect to the Merger and the transactions contemplated by this Agreement including, without limitation, the assumption of the Company's obligations as provided for in
Section 1 hereof, the Company will be solvent.

SECTION 5.        CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

         5.1. Upon satisfaction in full of each of the following conditions, this Agreement (including, the consents, waivers and amendments contained herein) shall become effective on and as of the Effective Date:

                  (a) executed counterparts of this Agreement, duly executed and delivered by PMC, the Company and the Noteholders, and the Noteholders shall have received original manually signed counterparts of this Agreement from all parties hereto;

                  (b) the Merger shall have been consummated in accordance with the terms of the articles of merger in the form attached as Exhibit A to this Agreement, and the Noteholders shall have received certified copies of the articles of merger relating to the Merger as filed with the Secretary of State of Florida and the county clerk of Dallas County, Dallas, Texas;

                  (c) PMC and the Company shall have obtained all governmental and third party consents and/or approvals to the Merger as required under applicable law and under any existing contractual arrangements of PMC and the Company, and the Merger shall have been approved by the requisite number of shareholders of PMC and the Company;

                  (d) all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory to the Noteholders and their counsel, and the Noteholders and their counsel shall have received all such counterpart originals or certified or other copies of such documents, certificates or instruments relating to the Merger or the transactions contemplated by this Agreement as the Noteholders or their counsel may request;

                  (e) the Noteholders shall have received a certificate from the Secretary of the Company, in form and substance satisfactory to the Noteholders and their counsel, certifying as to matters relating to incumbency, due authorization by the Board of Trust Managers and valid existence, and certifying as to and attaching true, correct and complete copies of, the Company's organizational documents, merger documents and Board of Trust Managers resolutions approving the entering into of this Agreement and the transactions contemplated hereby and by the Merger;

                  (f) the Noteholders shall have received a signed opinion from counsel to the Company dated the Effective Date and addressed to the Noteholders in the form attached hereto as Exhibit B; and

                  (g) the representations and warranties of the Company set forth in Section 4 hereof shall be true and correct on and as of the date hereof.

SECTION 6.        ADDITIONAL COVENANTS.

         6.1. The Company hereby covenants and agrees that it will not enter into any amendment or modification to its existing Credit Agreement with Bank One, N.A. and one or more other lenders (or any replacement credit agreement) and any loan documents relating thereto, if the effect of such amendment or modification would render any of the covenants (financial or otherwise) or events of default more restrictive on the Company or any of its Subsidiaries than the covenants and events of default in the Note Agreements (as amended hereby and further amended from time to time), unless either (a) the Noteholders consent to such amendment or modification or (b) the Company enters into an amendment or modification, in form and substance satisfactory to the Noteholders, which amends or modifies the applicable provisions of the Note Agreements to render such covenants or events of default, as the case may be, in the Note Agreements as restrictive on the Company and/or its Subsidiaries as the applicable covenants or events of defaults under such Credit Agreement (or any replacement credit agreement) and any loan documents relating thereto, as the case may be.

6.2. Promptly upon (and in any event within 5 Business Days' after) request of any Noteholder, the Company will duly execute and deliver to such Noteholder a new promissory note in replacement of the existing Notes held by such Noteholder, which note shall be executed and delivered by the Company as maker and otherwise be in the same form as the Note being replaced.

SECTION 7.        PAYMENT OF COUNSEL FEES AND EXPENSES.

         7.1. The Company agrees to pay, upon demand, the reasonable fees and expenses of Kilpatrick Stockton LLP in connection with the negotiation, preparation, approval, execution, and delivery of this Agreement.

SECTION 8.        MISCELLANEOUS.

         8.1. This Agreement shall be construed in connection with and as part of each of the Note Agreements and the Notes, and except as modified and expressly amended or expressly waived by this Agreement, all terms, conditions, and covenants contained in the Note

Agreements and the Notes, and all rights, powers, privileges, and remedies of the Noteholders with respect thereto, are hereby ratified and shall be and remain in full force and effect.

         8.2. Any and all notices, requests, certificates, and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Agreements and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

         8.3. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         8.4. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

         8.5. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Georgia excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         8.6. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Assumption, Waiver and Amendment Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

                                    PMC CAPITAL, INC.

                                    By: /s/ Barry N. Berlin
                                        ---------------------------------------
                                    Name: Barry N. Berlin
                                    Title: Chief Financial Officer

                                    PMC COMMERCIAL TRUST

                                    By: /s/ Lance B. Rosemore
                                        ---------------------------------------
                                    Name: Lance B. Rosemore
                                    Title: President

                                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                         AND ING USA ANNUITY AND LIFE INSURANCE
                                         COMPANY

                                    By: ING INVESTMENT MANAGEMENT LLC, ITS AGENT

                                    By: /s/ Christopher P. Lyons
                                        ---------------------------------------
                                    Name: Christopher P. Lyons
                                    Title: Senior Vice President